EXHIBIT 32
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the Annual Report on Form 10-K of Volcom, Inc. (the “Company”) for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Richard R. Woolcott, as Chief Executive Officer of the Company, and Douglas P. Collier, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to his knowledge, that:
(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard R. Woolcott
Richard R. Woolcott President, Chief Executive Officer and Director (Principal Executive Officer) Dated: February 29, 2008

/s/ Douglas P. Collier
Douglas P. Collier Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer) Dated: February 29, 2008
A signed original of this written statement required by Section 906 has been provided to Volcom, Inc. and will be retained by Volcom, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
This certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.